Exhibit 3.1

CERTIFICATE OF LIMITED PARTNERSHIP

OF

MEWBOURNE ENERGY PARTNERS 09-A, L.P.

This Certificate of Limited Partnership of MEWBOURNE ENERGY PARTNERS 09-A, L.P. (the “Partnership”) is being executed and filed by the undersigned general partner to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act.

ARTICLE ONE

The name of the limited partnership formed hereby is MEWBOURNE ENERGY PARTNERS 09-A, L.P.

ARTICLE TWO

The address of the registered office of the Partnership in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware.

ARTICLE THREE

The name and address of the registered agent of the Partnership in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware.

ARTICLE FOUR

The name and business address of the general partner of the Partnership is:

Name	Business Address
Mewbourne Development Corporation	3901 S. Broadway
Tyler, Texas 75701

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership by and through a duly authorized officer thereof on this 26th day of February, 2009.

MEWBOURNE DEVELOPMENT CORPORATION, Managing Partner

By:	/s/ J. Roe Buckley
J. Roe Buckley Chief Financial Officer